UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2006

CLEAN POWER TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-113606
(Commission File Number)

98-0413062
(IRS Employer Identification No.)

436-35th Avenue N.W., Calgary, Alberta, Canada T2K 0C1

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (403)-277-2944

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in section 27A of the United States Securities Act of 1933 and section 21E of the United States Securities Exchange Act of 1934.  These statements relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on page 4, which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

In this report, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to "common shares" refer to the common shares in our capital stock.

As used in this current report and unless otherwise indicated, the terms “the Company” "we", "us" and "our" refer to Clean Power Technologies Inc.

ITEM 8.01 OTHER EVENTS

On September 11, 2006, the Company executed a Memorandum of Understanding (“MOU”) with MitsuiBabcock Energy Ltd. (“Mitsui”)

The MOU defines the terms for the basis of a formal agreement to be executed between us and Mitsui for the development of a steam accumulator and other related technologies (“the accumulator technologies”) in partnership for use with our petrol (gas)/steam and diesel/steam hybrid technologies project (the “technologies project”).

The MOU calls for expenditures of approximately US$400,000 for which Mitsui has agreed to accept 4,000,000 common shares of the Company in lieu of cash reimbursement for the development costs.  The MOU further provides that within 18 months from the first vehicle be publicly unveiled Mitsui will have the option of either seeking cash reimbursement of its development costs from the Company or retaining the shares of common stock of the Company.   Should Mitsui seek cash reimbursement then Mitsui shall return a total of 3,000,000 shares of common stock to the Company.  Should development costs exceed US$400,000 then Mitsui will have the option to either receive cash reimbursement of the amounts in excess of US$400,000 or to receive additional shares of the Company at a price to be negotiated.

Under the MOU all technologies and intellectual properties developed by Mitsui in connection with the technologies project which are patentable or patented will belong to the Company.  Any intellectual property which is not patentable may be used by Mitsui without the prior consent of the Company.  If the Company is unable to make cash reimbursement of the development costs as called for under the MOU then all technologies owned by the Company whether patented and/or patentable, will be transferred to joint ownership between the Company and Mitsui.

The Company will provide an additional 100,000 common shares to Mitsui, which shall be used at the discretion of Mitsui to reward any Mitsui employees who have helped in the development of the technologies project.

Mitsui shall appoint Richard Dennis to the Board of Directors of the Company and Alastair Fraser to the Company’s advisory board after a formal agreement is signed.

9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Copies of the following documents are included as exhibits to this current report pursuant to Item 601 of Regulation S-B:

Exhibit Number	Description
10.2*	Memorandum of Understanding between Mitsui Babcock Energy Limited and Clean Power Technologies, Inc. dated August 15, 2006 and executed September 11, 2006.

*

Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN POWER TECHNOLOGIES INC.

By:  /s/ Abdul Mitha

Name: Abdul Mitha

Title: President, Chief Executive Officer

Date: September 11, 2006

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